QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.48

Form 404 (revised 9/05) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150	[The State of Texas Seal] Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act	This space reserved for office use. FILED In the Office of the Secretary of State of Texas DEC 08 2005 Corporations Section

Article 1—Name

The name of the corporation is as set forth below:

        ENCO Systems Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is: 80037257

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement).

The amendment changes the articles of incorporation to change the article that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

        WFI Texas Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 3—Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation
(Complete either A or B, but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
701 Brazos Street Suite 1050	Austin	TX	78701

Article 4—Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.

OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

12/2/05 Date
/s/ Chris Caulson Signature of Authorized Officer

Form 404 (revised 9/05) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150	[State of Texas Seal] Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act	This space reserved for office use. FILED In the Office of the Secretary of State of Texas DEC 15 2005 Corporations Section

Article 1—Name

The name of the corporation is as set forth below:

        WFI Texas Inc.

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article l.

The filing number issued to the corporation by the secretary of state is: 80037257

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation.

The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

        Wireless Facilities II Texas, Inc.,

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

Article 3—Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporations
(Complete either A or B, but not both. Also complete C.)

☒ A. The registered agent is an organization (cannot be corporation named above) by the name of:

        Corporation Service Company

OR

☐ B. The registered agent is an individual resident of the state whose name is set forth below.

First Name	MI	Last Name	Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code
701 Brazos Street Suite 1050	Austin	TX	78701

Article 4—Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. ☒ This document will become effective when the document is filed by the secretary of state.

OR

B. ☐ This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

12/12/05 Date
/s/ Chris Caulson VP of Finance Signature of Authorized Officer

 ARTICLES OF AMENDEMENT
OF
WIRELESS FACILTIES II TEXAS, INC.

FILED In the Office of the Secretary of State of Texas JAN 27 2006 Corporations Section

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment.

Article 1. Name

        The name of the corporation is Wireless Facilities II Texas, Inc.

        The filing number issued to the corporation by the secretary of state is: 80037257.

 Article 2. Amended Name

  The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

  The name of the corporation is WFI Texas, Inc.

 Effectiveness of Filing

        This document will become effective when the document is filed by the secretary of state.

Execution

  The undersigned signs this document subject tot the penalties imposed by law for a submission of a false or fraudulent document.

        Dated this 26th day of January 2006.

/s/ Katherine T.L. Wren Katherine T.L. Wren Assistant Secretary

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	[STATE OF TEXAS SEAL] Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas NOV 07 2007 Corporations Section

Entity Information

The name of the filing entity is:

        WFI Texas,  Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800037257

The date of formation of the entity is: December 17, 2001

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

        Kratos Southwest,  Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐
A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐
B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix
C.
The business address of the registered agent and the registered office address is:

TX

Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A.
☒ This document becomes effective when the document is filed by the secretary of state.

B.
☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.
☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	November 5, 2007

/s/ Chris Caulson

Chris Caulson, Vice President

Signature and title of authorized person(s) (see instructions)

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	[STATE OF TEXAS SEAL] Certificate of Amendment	This space reserved for office use. FILED In the Office of the Secretary of State of Texas NOV 15 2007 Corporations Section

Entity Information

The name of the filing entity is:

        Kratos Southwest,  Inc.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800037257

The date of formation of the entity is: December 17, 2001

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

        Kratos Texas,  Inc.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐
A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐
B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix
C.
The business address of the registered agent and the registered office address is:

TX

Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A.
☒ This document becomes effective when the document is filed by the secretary of state.

B.
☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.
☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	November 14, 2007

/s/ Chris Caulson

Chris Caulson, Vice President

Signature and title of authorized person(s) (see instructions)

 ARTICLES OF INCORPORATION

OF

ENCO SYSTEMS, INC.

ARTICLE ONE
Name

        The name of the CORPORATION is ENCO SYSTEMS, INC.

ARTICLE TWO
Duration

        The period of the duration of the CORPORATION is perpetual.

ARTICLE THREE
Purposes

        The purposes for which the CORPORATION is organized is the transaction of any lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR
Stock

A.
The aggregate number of shares that the CORPORATION shall have the authority to issue is Five Million (5,000,000) shares of common stock of no par value, (the "COMMON STOCK"), and Five Million (5,000,000) shares of preferred stock, par value One Dollar (S1.00) per share (the "PREFERRED STOCK").

B.
The Board of Directors of the CORPORATION (the "BOARD OF DIRECTORS") is authorized, subject to limitations prescribed by Texas law and the provisions of this Article IV, to divide the PREFERRED STOCK into classes and series and fix and determine the relative rights and preferences of the shares of any classes and series so established.

C.
The authority of the BOARD OF DIRECTORS with respect to each series shall include the determination of the following:

a.
The rate of dividend payable with respect to shares of such series and the dates, terms, and other conditions 0/1 which such dividends shall be payable.

b.
The nature of the dividend payable with respect to shares of such series as cumulative, noncumulative or partially cumulative.

c.
The price at and the tarns and conditions on which shares may be redeemed The amount payable upon shares in the event of involuntary liquidation. The amount payable upon shares in the event of voluntary liquidation. Sinking fund provisions for the redemption or purchase of shares.

d.
The amount payable upon shares in the event of involuntary liquidation.

e.
The amount payable upon shares in the event of voluntary liquidation.

f.
Sinking fund provisions for the redemption or purchase of shares.

g.
The terms and conditions on which shares may be converted, if the shares of any series arc issued with the privilege of conversion.

h.
Voting rights.

1

  i.
  Repurchase obligations of the CORPORATION with respect to the shares of each series, subject, however, to the limitations of Article 2.38 of the Texas Business Corporation Act, as amended.

  Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of PREFERRED STOCK may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment hereto, or outside the resolution or resolution, providing for the issuance of such stock adopted by the BOARD OF DIRECTORS pursuant to authority expressly vested in it by these provisions, provided that such facts and the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock are clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock adopted by the BOARD OF DIRECTORS.

D.
No holder of any shares of any class of stock of the CORPORATION, whether now or hereafter authorized, shall have the right, preemptive or otherwise, to acquire additional, unissued or treasury shares of the CORPORATION, or securities of the CORPORATION, convertible into or carrying any rights to subscribe to or acquire any such additional, unissued or treasury shares."

ARTICLE FIVE
Restriction on Commencement of Business

        The CORPORATION shall not commence business until it has received for the issuance of its shares consideration of the value on One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX
Registered Office and Registered Agent

        The post office address of the initial registered office of the CORPORATION is 9203 Emmott Road, Houston, Texas (77040), and the name of the registered agent at such address is Mark Cuculic.

ARTICLE SEVEN
Board of Directors

        The number of directors of the CORPORATION shall be two (2); provided, however, that such number may be increased or decreased upon resolution of the BOARD OF DIRECTORS in compliance with these Articles and the CORPORATION's Bylaws. The name and address of the persons who are to serve as directors of the CORPORATION until their successor(s) are elected and qualified is:

MARK CUCULIC
9203 Emmott Road
Houston, Texas 77040

STEVE HORN
9203 Emmott Road
Houston, Texas 77040

ARTICLE EIGHT
Denial of Pre-Emptive Rights and Prohibition of Cumulative Voting

        No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock or rights or options of the CORPORATION which it may issue or sell, whether out of the number of shares authorized by these Articles of Incorporation or by amendment thereof or out of

2

the shares of the stock of the CORPORATION acquired by it after the issuance thereof nor shall any shareholder be entitled as a matter °fright to subscribe for, purchase or receive any bonds, debentures or other securities which the CORPORATION may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for, purchase, or receive from the CORPORATION any shares of its capital stock; but all such additional issues of stock, rights and options, or of bonds, debentures or other securities convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for, purchase or receive any shares of stock may be issued and disposed of by the BOARD OF DIRECTORS to such persons, firms or corporations as in their absolute discretion may deem advisable. The acceptance of stock in the CORPORATION shall be a waiver of any pre-emptive or preferential right which in the absence of this provision might otherwise be asserted by the shareholders of the CORPORATION or any of them.

        Cumulative Voting in the election of directors is expressly prohibited.

ARTICLE NINE
Provisions for Regulation of the Internal Affairs of the Corporation

        A director of the CORPORATION shall not be personally liable, or shall be liable only to the intent provided herein, to the CORPORATION or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

  A.
  a breach of the director's duty of loyalty to the CORPORATION or its shareholders;

  B.
  an act or omission not in good faith that constitutes a breach of duty of the director to the CORPORATION or an act or omission that involves intentional misconduct or a knowing violation of the law;

  C.
  a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

  D.
  an act or omission for which the liability of a director is expressly provided by an applicable statute.

ARTICLE TEN
Conflict of Interests

        No contract or other transaction between the CORPORATION and one or more of its directors, officers or shareholders or between the CORPORATION and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the CORPORATION's directors, officers or shareholders are members, officers, shareholders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such a director, officer or shareholder is present at or participates; in the meeting of the BOARD OF DIRECTORS or committee thereof that authorizes the contract or other transaction, or solely because of his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the BOARD OF DIRECTORS or committee thereof, and such board or committee in good faith authorizes the contract or other transaction by the affirmative vote of a majority of the disinterested directors even through the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair u to the CORPORATION as of the time it is entered into.

3

 ARTICLE ELEVEN
Indemnity

A.
Indemnification.    As permitted by Section 0 of Article 2.02-1 of the Texas Business Corporation Act (the "Indemnification Article"), the CORPORATION (a) makes mandatory the indemnification of directors permitted under Section B of the Indemnification Article as contemplated by Section G thereof, and (b) agrees to advance the reasonable expenses of a director upon such director's compliance with the requirements of Sections K and L of the Indemnification Article.

B.
Non-Exclusivity.    The provisions of Section 11.1 shall not be deemed exclusive of any other rights to which any director of the CORPORATION may be entitled under any agreement, pursuant to a vote of the BOARD OF DIRECTORS, any committee thereof or the shareholders, as a matter of law or otherwise, either as to action in his official capacity or as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors, and administrators of such person.

C.
Limitation.    No person shall be entitled to indemnification pursuant to this Article XI in relation to any matter as to which indemnification shall not be permitted by law.

D.
Defined Terms.    Terns used herein that are defined in the Indemnification Article shall have the respective meanings set forth in the Indemnification Article.

ARTICLE TWELVE
Incorporator

        The name and address of the Incorporator is:

Glynn D. Nance
Nance & Duncan, P.L.L.C.
1111 North Loop West, Suite 810
Houston, Texas 7008-4713

        IN WITNESS WHEREOF, I have hereunto set my hand, this 13th day of December, 2001.

/s/ GLYNN D. NANCE GLYNN D. NANCE

4

QuickLinks

  Exhibit 3.48
ARTICLES OF AMENDEMENT OF WIRELESS FACILTIES II TEXAS, INC.
Article 1. Name
Article 2. Amended Name
Effectiveness of Filing
Execution
ARTICLES OF INCORPORATION OF ENCO SYSTEMS, INC.
ARTICLE ONE Name
ARTICLE TWO Duration
ARTICLE THREE Purposes
ARTICLE FOUR Stock
ARTICLE FIVE Restriction on Commencement of Business
ARTICLE SIX Registered Office and Registered Agent
ARTICLE SEVEN Board of Directors
ARTICLE EIGHT Denial of Pre-Emptive Rights and Prohibition of Cumulative Voting
ARTICLE NINE Provisions for Regulation of the Internal Affairs of the Corporation
ARTICLE TEN Conflict of Interests
ARTICLE ELEVEN Indemnity
ARTICLE TWELVE Incorporator